Exhibit 10.4

Amended and Restated

Non-Qualified Stock Option Agreement for Directors

(for Options vested prior to January 1, 2005)

AirNet Communications Corporation, a Delaware corporation (the “Company”), has previously granted on the     th day of              to              (“Optionee”), an option to purchase a maximum of              Common Shares, at the price of $             per share (“Option Price”). Said option has been bifurcated effective this     th day of              to operationally comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to distinguish between options vested prior to January 1, 2005 (not subject to section 409A of the Code) and options vesting on or after January 1, 2005 (subject to section 409A of the Code). Options vested prior to January 1, 2005 were granted on the following terms and conditions:

1. Grant Under 1999 Equity Incentive Plan. This option is granted pursuant to and is governed by the Company’s 1999 Equity Incentive Plan (the “Plan”), as amended, and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Non-Qualified Stock Option: Other Options. This option is a non-statutory stock option and is not intended to qualify as an Incentive Stock Option under section 422 of the Code. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

3. Extent of Option if Employment Continues. If the Optionee has continued to serve as a director of the Company on the following date, the Optionee may exercise this option for up to the number of shares set opposite the applicable date:

On or after December 31, 2004	_______________

The foregoing rights are cumulative and, while the Optionee continues to be employed by the Company, may be exercised up to and including the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to serve as a director of the Company or dies or suffers a Total Disability while in the employ of the Company.

4. Termination of Service. In the event of termination for any reason other than death or disability (including, but not limited to, resignation, removal or expiration of term as a director without re-election) of an Optionee’s status, after options have been granted to him or her, as an independent director of the company (“Termination of Status”), options may be exercised, to the extent that the Optionee was entitled to do so on the date of Termination of Status, at any time within ninety (90) days after such termination, but in no event after the expiration of the term of the options.

5. Death; Disability. If the Optionee dies while in the employ of the Company, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within one year after the date of death, but not later than the scheduled expiration date. If the Optionee suffers a Total Disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of the Optionee’s Total Disability, at any time within one year after the date of the Optionee’s Total Disability, but not later than the scheduled expiration date. At the expiration date of such one year period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits.

7. Payment of Option Price. Payment of the purchase price for options exercised by the Optionee shall be made: (i) in United States dollars in cash or by check, (ii) with the consent of the Company, through delivery of shares of Common Stock having a fair market value as of the date of the exercise equal to the cash exercise price of the options, (iii) any other form of payment acceptable to the Company, or (iv) any combination of subparagraphs 7(i), 7(ii) and 7(iii).

8. Agreement to Purchase for Investment. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act of 1933.

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by prior written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefore has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

13. Withholding Taxes. The Optionee hereby agrees that the Company may withhold from the Optionee’s wages the appropriate amount of federal, state and local withholding taxes attributable this Non-Qualified Stock Option. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Shares otherwise deliverable to the optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages sufficient to satisfy the Company’s withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under withheld.

14. Lock-up Agreement. The Optionee agrees that the Optionee will not, for a period of at least ninety (90) days following the effective date of the Company’s distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission, directly or indirectly, sell, offer to sell or otherwise dispose of the shares purchased upon the exercise of the options granted hereunder other than any such shares which are included in such public offering.

15. Section 409A. This Agreement represents an amendment and restatement of a prior option granted to                      on the                      and is a bifurcation in operational compliance with Code section 409A for stock options that are grandfathered under section 409A due to vesting prior to January 1, 2005. This Agreement is not a grant of new options to the Optionee.

16. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

17. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the day and year first above written, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

AIRNET COMMUNICATIONS CORPORATION

By:
Optionee Signature		Stuart P. Dawley
Vice President & General Counsel

Grant Approved by the full Board of Directors by Unanimous Written Consent.